EXHIBIT 31.2

CERTIFICATION

I, Tim S. Nicholls, certify that:

1.	I have reviewed this annual report on Form 10-K/A of International Paper Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 26, 2010

/s/ Tim S. Nicholls
Tim S. Nicholls, Senior Vice President and Chief Financial Officer